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                                                                     EXHIBIT 5.1
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Green Tree Floorplan Funding Corp.
500 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

     Re:  Registration Statement on Form S-1
          File No. 33-62433

Ladies and Gentlemen:

     We have acted as counsel to Green Tree Floorplan Funding Corp., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, File No. 33-62433, filed with the Securities and Exchange Commission on September 7, 1995, as amended by Amendment No. 1 thereto filed on November 6, 1995 (the "Registration Statement"), relating to the registration of $200,000,000 of Floating Rate Floorplan Receivable Trust Certificates, Series 1995-1, Class A and $200,000,000 of Floating Rate Floorplan Receivable Trust Certificates, Series 1995-1, Class B (collectively, the "Certificates") to be issued by Green Tree Floorplan Receivables Master Trust (the "Trust"). The Certificates are to be issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") substantially in the form filed as Exhibit 4.1 to the Registration Statement, among the Company, as Transferor, Green Tree Financial Corporation, a Delaware corporation, as Servicer ("Green Tree"), and _____________________, as trustee (the "Trustee") and a Series 1995-1 Supplement (the "Series 1995-1 Supplement") to the Pooling and Servicing Agreement substantially in the form filed as Exhibit 4.2 to the Registration Statement.

     We have examined the Registration Statement, the Pooling and Servicing Agreement, the Series 1995-1 Supplement and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that the Certificates, when duly executed, authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement and the Series 1995-1 Supplement, will be legally and validly issued, and will be binding obligations of the Trust pursuant to the terms of the Pooling and Servicing Agreement and the Series 1995-1 Supplement.